UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Series 2018-FT1 Notes

On April 25, 2018,  PennyMac Mortgage Investment Trust (the “Company”), through its indirect subsidiary, PMT ISSUER TRUST—FMSR (“Issuer Trust”), issued an aggregate principal amount of $450 million in secured term notes (the “2018-FT1 Notes”) to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”).  The 2018-FT1 Notes bear interest at a rate equal to one-month LIBOR plus 2.35% per annum, payable each month beginning in May 2018, on the 25th day of such month or, if such 25th day is not a business day, the next business day. The 2018-FT1 Notes will mature on April 25, 2023 or, if extended pursuant to the terms of the Term Note Indenture Supplement (as defined below), April 25, 2025 (unless earlier redeemed in accordance with their terms). The 2018-FT1 Notes have been assigned an investment grade rating of BBB- by Kroll Bond Rating Agency and will rank pari passu with the Series 2017-VF1 Notes dated December 20, 2017 (the “VFN”) issued by Issuer Trust to one of the Company’s subsidiaries, PennyMac Corp. (“PMC”). In addition, the 2018-FT1 Notes are secured by certain participation certificates relating to Fannie Mae mortgage servicing rights (“MSRs”) and excess servicing spread relating to such MSRs that are financed pursuant to a structured finance transaction, which is further described in the Company’s Current Report on Form 8-K filed on December 27, 2017.

The 2018-FT1 Notes have not been and are not expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold within the United States or to U.S. persons absent an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Amendment to the Base Indenture

The 2018-FT1 Notes were issued pursuant to the terms of (i) an amendment (the “Amendment”) to that certain base indenture, dated as of December 20, 2017, by and among Issuer Trust, Citibank, N.A., as indenture trustee, calculation agent, paying agent and securities intermediary, PMC, as the servicer and administrator, and Credit Suisse First Boston Mortgage Capital LLC, as administrative agent (the “Base Indenture”); and (ii) a Series 2018-FT1 indenture supplement, dated as of April 25, 2018, to base indenture dated December 20, 2017 (the “2018-FT1 Indenture Supplement”). Other material terms of the Base Indenture are described more fully in the Company’s Current Report on Form 8-K filed on December 27, 2017.

The foregoing descriptions of the Amendment, the Base Indenture, the 2018-FT1 Indenture Supplement and the VFN do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Amendment and the 2018-FT1 Indenture Supplement, which have been filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively; (ii) the description of the Base Indenture in the Company’s Current Report on Form 8-K as filed on December 27, 2017 and the full text of such agreement attached thereto as Exhibit 10.1; and (iii) the description of the VFN in the Company’s Current Report on Form 8-K as filed on December 27, 2017.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Amendment No. 1, dated as of April 25, 2018, to the Base Indenture dated as of December 20, 2017, by and among PMT ISSUER TRUST – FMSR, Citibank, N.A., PennyMac Corp. and Credit Suisse First Boston Mortgage Capital LLC

10.2

Series 2018-FT1 Indenture Supplement, dated as of April 25, 2018, to Base Indenture dated as of December 20, 2017, by and among PMT ISSUER TRUST – FMSR, Citibank, N.A., PennyMac Corp. and Credit Suisse First Boston Mortgage Capital LLC

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 1, dated as of April 25, 2018, to the Base Indenture dated as of December 20, 2017, by and among PMT ISSUER TRUST – FMSR, Citibank, N.A., PennyMac Corp. and Credit Suisse First Boston Mortgage Capital LLC

10.2

Series 2018-FT1 Indenture Supplement, dated as of April 25, 2018, to Base Indenture dated as of December 20, 2017, by and among PMT ISSUER TRUST – FMSR, Citibank, N.A., PennyMac Corp. and Credit Suisse First Boston Mortgage Capital LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: April 30, 2018	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer